CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated June 13, 2003, relating to the financial statements and financial highlights which appears in the April 30, 2003 Annual Report to Shareholders of the Kenwood Growth and Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Experts" and "Comparison of Other Service Providers" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
November 19, 2003